AFFILIATED UNDERWRITING CHECKLIST FOR 40-Act FUNDS:
     (This checklist can be found in Excel at l:\cheklist\funds.xls)

   This Checklist must be completed in order to ensure compliance with the 40-Act requirements applicable to participations in affiliated underwritings for 40-Act funds. Please complete this Checklist immediately after participating in an affiliated underwriting on behalf of each 40-Act Fund and forward it to Lauren Teetsel in the New York Compliance Department for review, record-keeping and reporting purposes. The Compliance Department in New York must receive this Checklist from all MSDWIM offices that engage in affiliated underwriting transactions for the 40-Act Funds they manage.

   Note: A red herring prospectus must be included with the Checklist and a final prospectus must be forwarded to the New York Compliance Department for regulatory record retention purposes.


   Issuer:           Kraft/KFT
   Fund(s)            List below     (please use GIM2 acronyms or
                                      proper fund names)
   Offering Date:                    June 12, 2001
   No. of Securities Offered:        280,000,000
   (# of shares or # of bonds)

   Affiliated Broker:                Morgan Stanley & Co
   Price Per Unit:                   $31.00

   The securities to be purchased are:  Check One

   [ X ]  Registered under the Securities Act of 1933
   [   ]  Eligible Rule 144A securities
   [   ] Municipal Securities
   [   ] Offered in an  Eligible Foreign Offering

                                                                                         YES                  NO
 1 Are the securities  being offered pursuant to a  firm commitment                       X
    underwriting?
                                                                                         YES                  NO
 2 Will transaction be executed away from Morgan Stanley Dean Witter and  not             X
   allocated to Morgan Stanley Dean Witter if it is a "pot trade"?
                                                                                         YES                  NO
 3 Has the executing dealer represented that Morgan Stanley Dean Witter will not          X
   receive compensation in connection with the transaction?
                                                                                         YES                  NO
 4 Will the securities be purchased at not more than the public
   offering price and no later than the close of the first full business day              X
   on which any sales are made?
                                                                                         YES                  NO
 5 Is the commission or spread to be received by the underwriters
   reasonable and fair compared to that received in comparable                            X
   transactions?
                                                                                         YES                  NO             N/A
 6 If not a municipal issuer, has the issuer ( including predecessors) been in           X
   continuous operation for at least three years?
                                                                                         YES                  NO             N/A
 7 If a municipal issuer, (1) does the issue have an investment grade
   rating from at least one Nationally Recognized Statistical Rating                     X
   Organization, or (2) if the issuer has less than three (3) years of continuous operations, does the issue have one of the three highest ratings from one such rating organization?
                                                                                         YES                  NO             N/A
 8 If the transaction is intended for a third-party 40-Act Fund, has it
   adopted affiliated underwriting procedures that permit it to engage in                 X
   this transaction?
                                                                                         YES                  NO
 9 Is the total principal amount of securities purchased by MSDWIM/MAS for all           X
   40-Act Funds no more than 10% of the total offering?

   ** Do not include offshore funds (i.e. SICAVs) in this calculation.**

   SHOW CALCULATION HERE:

   Total Units Offered:                                       280,000,000
   Price per Unit:                                                  31.00
   10% of Total Offering:                                  868,000,000.00


   40-Act Fund       Units        Offer      Total   % of Total          Selling
                     To Buy       Price      Value   Offer Purchased     Broker
                                                      By Each Fund
   *SEE LEGEND

   00071281        60,400       31.00   $1,872,400      0.022%             WARR
   00071928        29,600       31.00     $917,600      0.011%             WARR
   00081087       316,200       31.00   $9,802,200      0.113%      BERN/FBCO/
                                                                    SBSH
   255              2,000       31.00      $62,000      0.001%      McDonald and
                                                                    Co.
   391486         289,000       31.00   $8,959,000      0.103%      SBSH
   391548          28,700       31.00     $889,700      0.010%      JPMS
   391822          39,400       31.00   $1,221,400      0.014%      Vanguard
                                                                    Capital
   391829         216,200       31.00   $6,702,200      0.077%      FBCO
   4757             2,300       31.00      $71,300      0.001%
   52297           26,100       31.00     $809,100      0.009%      JPMS
   8716             2,600       31.00      $80,600      0.001%      Blaylock &
                                                                    Partners
   89902549        31,200       31.00     $967,200      0.011%      JPMS
   89902551       120,000       31.00   $3,720,000      0.043%      LEHM/FBCO
   ALLSTAR         33,300       31.00   $1,032,300      0.012%      Dresdner
                                                                    Wasserstein
   ESTF0004        52,700       31.00   $1,633,700      0.019%      WPCO
   JL50             6,700       31.00     $207,700      0.002%      Blaylock &
                                                                    Partners
   JU3I            12,900       31.00     $399,900      0.005%      Utendahl
                                                                    Capital
   MTEC            19,600       31.00     $607,600      0.007%      Williams
                                                                    Capital
   NEXTGEN         10,200       31.00     $316,200      0.004%      Blaylock &
                                                                    Partners
   PRINAGGR        94,000       31.00   $2,914,000      0.034%      Sanford
                                                                    Bernstein,
                                                                    Prudential,
                                                                    Dredsdner
                                                                    Wasserstein,
                                                                    Williams
                                                                    Capital, JP
                                                                    Morgan Chase
   PRINCON          5,200       31.00     $161,200      0.002%      Blaylock &
                                                                    Partners
   PRINLCG          1,300       31.00      $40,300      0.000%      Utendahl
                                                                    Capital
   PRINLCV          4,900       31.00     $151,900      0.002%      Blaylock &
                                                                    Partners
   PRINPART        19,500       31.00     $604,500      0.007%      Utendahl
                                                                    Capital
   UFEG            39,900       31.00   $1,236,900      0.014%      DBKS
   UFTECH          11,400       31.00     $353,400      0.004%      Utendahl
                                                                    Capital
   Total Shares 1,475,300
   Total Purchased by all 40-Act Funds                       $45,734,300
   Total % of Deal Purchased by all Funds                           0.53%

                                                                                         YES                     NO

10 Has a copy of this completed checklist been forwarded to Lauren Teetsel                X
   in MSDWIM Compliance?


\s\ Phil Friedman
   Portfolio Manager's or designee's Signature

   **************************************
   MSDWIM Compliance*:                                                                   YES                     NO

11 Has a copy of this Checklist been forwarded to Chase Global Fund
   Services (fax# 617-557-8610) for MSDWIM-sponsored 40-Act Funds and to the                                     X
   appropriate outside administrators for third-party Funds?

   * Compliance personnel at the MSDWIM office executing these trades is responsible for ensuring that the appropriate outside administrator receives a copy of the Checklist (Chase for proprietary funds)


   *LEGEND

   GIMS ACRONYM      ACCOUNT NAME

   00071281          MSDWIF - SMALL COMPANY GROWTH PORTFOLIO
   00071928          MSDWIF - VALUE EQUITY PORTFOLIO
   00081087          MSDWIF - EQUITY GROWTH PORTFOLIO
   255               LSA VARIABLE SERIES TRUST - FOCUSED EQUITY FUND
   *391486           MSDW GROWTH FUND
   *391548           MSDW SELECT DIMENSIONS GROWTH PORTFOLIO
   *391822           MSDW TAX MANAGED GROWTH FUND
   *391829           MSDW TECHNOLOGY FUND
   4757              PHOENIX EDGE SERIES FUND:  PHOENIX MORGAN STANLEY DEAN
                     WITTER FOCUS EQUITY SERIES
   52297             VAN KAMPEN SERIES FUND INC. - EQUITY GROWTH FUND
   8716              CIGNA CHARTER LARGE COMPANY STOCK GROWTH FUND
   89902549          MSDWIF -  FOCUS EQUITY PORTFOLIO
   89902551          VAN KAMPEN SERIES FUND INC. -  FOCUS EQUITY FUND
   *ALLSTAR          ALL STAR GROWTH FUND
   ESTF0004          ENDEAVOR ASSET ALLOCATION PORTFOLIO
   JL50              VAN KAMPEN TAX MANAGED EQUITY GROWTH FUND
   JU3I              SUNAMERICA SERIES TRUST - TECHNOLOGY PORTFOLIO
   MTEC              MSDWIF - TECHNOLOGY PORTFOLIO
   *NEXTGEN          NEXT GENERATION FUND
   PRINAGGR          PRINCIPAL AGGRESSIVE GROWTH FUND
   PRINCON           PRINCIPAL ASSET ALLOCATION FUND - CONCENTRATED
   PRINLCG           PRINCIPAL PARTNERS LARGE CAP GROWTH FUND I
   PRINLCV           PRINCIPAL ASSET ALLOCATION FUND - LARGE CAP VALUE
   PRINSCG           PRINCIPAL ASSET ALLOCATION FUND - SMALL CAP GROWTH
   PRINPART          PRINCIPAL PARTNERS AGGRESSIVE GROWTH FUND
   UFEG              UNIVERSAL INSTITUTIONAL FUNDS INC.- EQUITY GROWTH PORTFOLIO
   UFTECH            UNIVERSAL INSTITUTIONAL FUNDS INC. - TECHNOLOGY PORTFOLIO

   * Dean Witter Adviser's Funds









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